Distribution Agreement

This Distribution Agreement, entered into the 5th day of August, 2025, by and between Baron Capital, Inc. (“BCI”), a New York corporation, and Baron ETF Trust, a Delaware statutory trust (the “Trust”), with respect to the Creation Units (as defined below) of shares of beneficial interest (the “Shares”) of all series of the Trust now in existence hereto or subsequently created (each, a “Fund” and collectively, the “Funds”).

WHEREAS, the Trust is an open-end investment company and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that wishes to employ BCI to distribute the Shares;

WHEREAS, BCI is a registered broker-dealer and member of the Financial Industry Regulatory Authority and is willing to distribute the Shares; and

WHEREAS, BCI will not receive a distribution fee from the Funds for the distribution of the Shares except pursuant to a written Plan of Distribution pursuant to Rule 12b-l under the 1940 Act (the “Plan”) duly approved by the Trust’s Board of Trustees including a majority of whom are not interested persons of the Trust.

NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.

(a) BCI shall act as the exclusive agent for the Funds with respect to the continuous distribution of Shares of each Fund to commence after the effectiveness of the Funds’ initial registration statement filed pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act (the “Initial Registration Statement”). As specified in the Initial Registration Statement, including any amendments thereto (the “Registration Statement”), Trust shares may be created or redeemed only in blocks of shares or multiples thereof (“Creation Units”). BCI shall use its best efforts to secure purchasers of Creation Units through Authorized Participants (as defined below).

(b) BCI further agrees as follows: (i) BCI shall enter into agreements between and among Depository Trust Company participants or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation (“Authorized Participants”), BCI and the transfer agent in accordance with the Registration Statement; (ii) BCI shall generate, transmit and maintain copies of confirmations of Creation Unit purchase order acceptances to the purchaser (such confirmations will indicate the time such orders were accepted and will be made available to the Trust promptly upon request); BCI shall deliver copies of the Prospectus to purchasers of such Creation Units and upon request the Statement of Additional Information; and (iv) BCI shall maintain telephonic, facsimile and/or access to direct computer communications links with the transfer agent.

(c) BCI shall ensure that all direct requests for the Registration Statement and periodic Fund reports, as applicable, are fulfilled. In addition, BCI shall arrange to provide the national securities exchange on which the shares of each Fund will be listed (the “Listing Exchange”) (and any other national stock exchange on which the shares may be listed) with copies of the Registration Statement to be provided to purchasers in the secondary market. BCI will generally make it known in the brokerage community that the Registration Statement is available, including by (i) advising the Listing Exchange on behalf of its member firms of the same, (ii) making such disclosure in all advertising, sales, marketing and promotional materials prepared and/or filed by BCI with the Financial Industry Regulatory Authority, and (iii) as may otherwise be required by the Securities and Exchange Commission.

2.

(a) The Trust agrees to create, issue, and redeem Creation Units of each Fund in accordance with the procedures described in the Registration Statement. Upon reasonable notice to BCI and in accordance with the procedures described in the Registration Statement, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

(b) The Trust shall cause the Funds to keep BCI fully informed with regard to its affairs and to furnish copies of all information, financial statements and other papers which BCI may reasonably request for use in connection with the distribution of Shares of the Funds, and this shall include one certified copy, upon request by BCI, of all financial statements prepared by the Funds and audited by the Funds’ independent accountants and such reasonable number of copies of the Prospectus and annual and interim reports as BCI may request and shall cooperate fully in the efforts of BCI to sell and arrange for the sale of the Funds’ Shares and in the performance of BCI under this Agreement.

(c) The Trust shall take, from time to time, all such steps, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act and to make available for sale such number of Shares as BCI may be expected to sell. The Trust agrees to file from time to time such amendments, supplements and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in a Registration Statement or Prospectus which omission would make the statements therein misleading.

(d) The Trust shall cause the Funds to use their best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as BCI and the Funds may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Funds as a broker or dealer in such states; provided that the Trust shall not be required to amend its Declaration of Trust or By-laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in the Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. BCI shall furnish such information and other material relating to its affairs and activities as may be required by the Funds in connection with such qualifications.

3.

(a) The Trust agrees that the Funds shall pay or cause to be paid all costs and expenses of the continuous offering of Shares in connection with: (i) fees and disbursements of counsel and independent accountants, (ii) the preparation, filing and printing of any Registration Statements and/or prospectuses required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, Prospectuses and proxy materials to shareholders, (iv) the qualifications of the Shares for sale and of the Funds pursuant to Section 2(d) hereof and the cost and expenses payable to each such state for continuing qualification therein and (v) the listing of Shares on the Listing Exchange.

(b) BCI shall bear: (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Funds and other materials used by BCI in connection with its offering of the Shares for sale to the public, including the additional cost of printing copies of the Prospectus and of annual and interim reports to shareholders, other than copies thereof required for distribution to existing shareholders or for filing with any federal securities authorities, (ii) any expenses of advertising incurred by BCI in connection with such offering and (iii) the expenses of registration or qualification of BCI as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

4.

All orders for the purchase or redemption of any Shares shall be executed promptly at the then current net asset value per share, in each case described in the Prospectus including any supplements or amendments thereto. The minimum initial and subsequent purchase orders shall be as set forth in the Prospectus. All orders are subject to acceptance by the Funds.

5.

BCI shall not make any representations concerning the Shares other than those contained in the Prospectus or in promotional materials furnished to BCI by the Funds. BCI shall not furnish or cause to be furnished to any person any information or materials relating to the Funds except such information or materials as may be provided to BCI by the Funds.

6.

BCI shall not offer or sell Shares except pursuant to the terms of the Prospectus and in compliance with applicable federal and state securities laws. In connection with the offer and sale of Shares, BCI shall deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the prospectus and, upon request, the statement of additional information. The Trust agrees to cause the Funds to supply BCI with copies of the Prospectus and any such other materials and information relating to the Funds in reasonable quantities upon request.

7.

BCI shall receive no compensation from the Trust under this Agreement for services as distributor of the Shares. The Trust may compensate BCI pursuant to the terms of the Plan, if applicable, as may be determined from time to time by the Board of Trustees of the Trust. Notwithstanding anything in this Agreement to the contrary, BCI and its affiliates may receive compensation or reimbursement from the Trust’s investment adviser with respect to any of its services hereunder or for additional services as may be agreed upon by the parties from time to time.

8.

The procedures relating to all orders and the handling thereof will be subject to the terms of the Prospectus and the Funds’ written instructions to BCI from time to time. No conditional orders will be accepted. BCI shall transmit such orders as are so accepted by the Funds’ transfer agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. BCI agrees that (a) BCI shall not effect any transactions (including, without limitation, any purchases and redemptions) in any Shares registered in the name of, or beneficially owned by, any customer unless such customer has granted BCI full right, power and authority to effect such transactions on his behalf, and (b) the Funds, the transfer agent and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by BCI from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by the Fund or any of the foregoing persons entitled to indemnification from BCI hereunder arising out of or in connection with the execution of any transactions in Shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of BCI.

9.

The Trust agrees to indemnify, defend and hold BCI, its officers and directors, and any person who controls BCI within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which BCI, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by the Trust herein, or (ii) any failure by the Trust to perform its obligations as set forth herein, (iii) any untrue statement, or alleged untrue statement, of a material fact contained in any Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in the Prospectus, or necessary to make the statements in the Prospectus not misleading or (iv) any untrue statement or omission of a material fact in any advertising or promotional material or sales literature regarding one or more Funds furnished to an Authorized Participant by the Trust; provided, however, that the Trust’s agreement to indemnify BCI, its officers and directors, and any controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus in reliance upon and in conformity with written information furnished to the Funds by BCI specifically for use in the preparation thereof. The Trust’s agreement to indemnify BCI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against BCI’s officers or directors, or any such controlling person, such notification to be given by letter or by fax, electronic mail or similar means of same day delivery received by the Trust at its address as specified in Paragraph 12 of this Agreement within seven (7) days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omissions otherwise than on account of the Trust’s indemnity agreement contained in this Paragraph. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand, liability or expense. In the event that the Trust elects to assume the defense of any such suit and retain counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse BCI, its officers and directors, or controlling persons named as defendants in such suit, for the fees and expenses of any counsel retained by BCI or them. The indemnification agreement contained in this Paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of BCI, its officers and directors, or any controlling person, and shall survive the delivery of any Shares and termination of this Agreement. This agreement of indemnity will inure exclusively to BCI’s benefit and to the benefit of any controlling persons and their successors.

10.

BCI agrees to indemnify, defend and hold the Trust and its officers and directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust and its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by BCI herein, (ii) any failure by BCI to perform its obligations as set forth herein, (iii) any untrue, or alleged untrue, statement of a material fact contained in the information furnished by BCI to the Trust specifically for use in the Prospectus, or used in the answers to any of the items of the Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by BCI to the Trust and required to be stated in such answers or necessary to make such information not misleading, or (iv) any untrue statement or omission of a material fact in any advertising or promotional material or sales literature regarding one or more Funds furnished to an Authorized Participant by BCI. BCI’s agreement to indemnify the Trust and its officers and trustees and any such controlling person, as aforesaid, is expressly conditioned upon BCI’s being notified of any action brought against any person or entity entitled to indemnification hereunder, such notification to be given by letter of by fax, electronic mail or similar means of same day delivery received by BCI at its address as specified in Paragraph 12 of the Agreement within seven (7) days after the summons or other first legal process shall have been served. BCI shall have the right to control the defense of such action, with counsel of its own choosing, provided that the Funds consent to the use of such counsel, which consent shall not be unreasonably withheld, if such action is based solely upon such alleged misstatement or omission on BCI’s part, and in any other event each person or entity entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify BCI of any such action shall not relieve BCI from any liability which it may have to the Trust or its officers and directors, or to any such controlling person, by reason or any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of BCI’s indemnity agreement contained in this Paragraph. The indemnification agreement shall remain operative and in full force effect regardless of any investigation made by or on behalf of any person entitled to indemnification pursuant to this Paragraph and shall survive the delivery of any Shares and termination of this Agreement. Such agreements of indemnity will inure exclusively to the benefit of the persons entitled to indemnification from BCI pursuant to this Agreement and their respective estates, successors and assigns.

11.

All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, registered or certified first class mail, or by fax or electronic mail or similar means of same day delivery to Baron Capital, Inc. at 767 Fifth Avenue, 49th Floor, New York, NY 10153 and to the Trust at 767 Fifth Avenue, 49th Floor, New York, NY 10153.

12.

This Agreement shall commence on the date first set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days nor less than thirty days written notice to the other party.

13.

It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Trust shall be personally liable hereunder. The name “Baron ETF Trust” is the designation of the Trustees under a Declaration of Trust dated June 24, 2025 and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

14.	This Agreement shall be governed by the laws of the State of New York.

15.

This Agreement constitutes the entire agreement between the parties hereto and may be amended only by a writing signed by the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other party.

Dated: August 5th, 2025

Baron ETF Trust, on behalf of itself

and each of its series

Name:   /s/ Christopher Snively

Title:    Chief Financial Officer,

Funds

Baron Capital, Inc.

Name:   /s/ Patrick M. Patalino

Title:      General Counsel